PROSPECTUS	Filed Pursuant to Rule 424(b)(3) Registration No. 333-275243

Falcon’s Beyond Global, Inc.

109,823,517 Shares of Class A Common Stock (For Resale)

This prospectus relates to the resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “selling securityholders”) of up to 109,823,517 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) of Falcon’s Beyond Global, Inc. (“we,” “us,” “our,” and the “Company”). Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the section entitled “Frequently Used Terms and Basis of Presentation.”

The shares which may be sold hereunder by the selling securityholders include (i) 24,196,868 shares of Class A Common Stock issued to Infinite Acquisitions Partners LLC (“Infinite Acquisitions”) upon redemption of units of Falcon’s Beyond Global LLC, a subsidiary of the Company (“Falcon’s Opco” and such units, the “Falcon’s Opco Units”), issued to the members of Falcon’s Opco at an average price of $0.35 per common unit of Falcon’s Opco prior to the business combination between the Company and FAST Acquisition Corp. II (the “Business Combination”), and the simultaneous cancellation of an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”), after taking into account sales, distributions, and transfers that occurred prior to the date of this prospectus, (ii)  up to 5,118,439 shares of Class A Common Stock issuable upon the redemption of 5,118,439 Falcon’s Opco Units issued to Infinite Acquisitions at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (iii) up to 14,694,562 shares of Class A Common Stock issuable upon the redemption of 14,694,562 Falcon’s Opco Units issued to CilMar Ventures LLC, Series A (“CilMar”) at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (iv) up to 14,694,562 shares of Class A Common Stock issuable upon the redemption of 14,694,562 Falcon’s Opco Units issued to Katmandu Ventures LLC (“Katmandu Ventures”) at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (v) 2,095,087 shares of Class A Common Stock transferred by FAST Sponsor II LLC (the “Sponsor”) to Katmandu Ventures in exchange for the assignment to Sponsor of $6,316,977 in indebtedness due to Katmandu Ventures by the Company, (vi) 39,000,000 shares of Class A Common Stock issuable upon the redemption of 39,000,000 Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions, Katmandu Ventures, and CilMar in connection with the Business Combination as Earnout Units and Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested), if such Earnout Units and Earnout Shares vest and are released from escrow in accordance with the terms of the Earnout Escrow Agreement, (vii) 8,775,000 shares of Class A Common Stock issuable upon the redemption of 8,775,000 Falcon’s Opco Units and the cancelation of an equal number of shares of Class B Common Stock, reflecting vested Earnout Shares released to Infinite Acquisitions, Katmandu Ventures, and CilMar pursuant to the terms of the Earnout Escrow Agreement, (viii) 1,000,000 shares of Class A Common Stock issued to Sponsor and Infinite Acquisitions in connection with the Business Combination as Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested), if such Earnout Shares vest and are released from escrow in accordance with the terms of the Earnout Escrow Agreement, (ix) 225,000 vested Earnout Shares released to the Sponsor and Infinite Acquisitions following the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “2023 Form 10-K”) pursuant to the terms of the Earnout Escrow Agreement, and (x) 24,000 shares of Class A Common Stock held by Meteora Strategic Capital, LLC (“Meteora”), which were transferred by the Sponsor to Meteora as consideration for services provided in the Business Combination. All share amounts reflect the effect of the December 17, 2024 Stock Dividend and take into account sales, distributions, and transfers that occurred prior to the date of this prospectus.

The selling securityholders can sell under this prospectus up to 109,823,517 shares of our Class A Common Stock, constituting approximately 295.0% of our 37,231,505 shares of Class A Common Stock outstanding as of June 16, 2025, or approximately 90.7% of the sum of our 37,231,505 shares of Class A Common Stock and 83,824,187 shares of Class B Common Stock outstanding as of June 16, 2025 (our Class A Common Stock and Class B Common Stock, together, the “Common Stock”). Sales of a substantial number of our shares of Class A Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impar our ability to raise capital through the sale of additional equity securities. See the section of this prospectus entitled “Risk Factors – Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our Class A Common Stock to fall.”

The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series and up to 8,433,392 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Strategic Partners. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis (the “Annual Transfer Date”) for eight years thereafter (the “Founder Redemption Period”), Infinite Acquisitions, which is a series limited liability company under Delaware law, is obligated (such obligations, the “Founder Series Redemption Obligation”) to transfer up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of Common Units and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of Common Units if such Common Units meet the criteria for release under the Earnout Escrow Agreement, in each case, to a series of Infinite Acquisitions, titled “Infinite Acquisition Partners – Founder Series” (the “Founder Series”), which is a series of Infinite Acquisitions not managed by Infinite Manager. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In 2021, prior to the time it was a series limited liability company under Delaware law, Infinite Acquisitions entered into agreements with former equity owners of Infinite Acquisitions to redeem their ownership interests in return for the future obligation of Infinite Acquisitions, now an obligation of the Founder Series upon Infinite Acquisitions’ conversion to a Delaware series limited liability company, to return shares of Class A Common Stock (or cash or a combination thereof, at the option of the manager of the Founder Series) to such former equity owners in installments over the Founder Redemption Period. The Founder Series Redemption Obligation provides that Infinite Acquisitions shall transfer shares of Class A Common Stock to the Founder Series on the same terms as the redemption agreements (provided such transfer shall solely be in shares, and not cash). Infinite Acquisitions also has an obligation to a series of Infinite Acquisitions titled “Infinite Acquisition Partners – Strategic Partners Series” (the “SP Series”), which is a series of Infinite Acquisitions not managed by Infinite Manager, and another former investor, (together, the “Strategic Partners”) beginning on December 31, 2023 and for a period of four years thereafter (the “SP Redemption Period”) to deliver and aggregate of 8,433,392 shares of Class A Common Stock over the SP Redemption Period (such obligation, the “Strategic Partners Redemption Obligations”). Infinite Acquisitions entered into the Strategic Partners Redemption Obligations in connection with the raising of capital for purchases in certain private placements in Falcon’s LLC occurring prior to the Business Combination in exchange for the agreement by Infinite Acquisitions (now primarily an obligation of SP Series following the conversion of Infinite Acquisitions to a series limited liability company and an obligation of Infinite Acquisitions with respect to a single former investor who did not invest through SP Series) to provide the shares of Class A Common Stock to such investors over the SP Redemption Period.

All of the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. See the section of this prospectus entitled “Information Related to the Offered Securities” and “Risk Factors – Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return” for additional information on the potential profits the selling securityholders may experience.

We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us, on the one hand, and the selling securityholders, on the other hand. Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities registered for resale.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A Common Stock. The selling securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock. We provide more information about how the selling securityholders may sell the shares of Class A Common Stock in the section titled “Plan of Distribution.”

Our shares of Class A Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “FBYD” and “FBYDW,” respectively. On June 16, 2025, the closing price of our Class A Common Stock was $5.27 per share and the closing price for our Warrants was $0.50 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary — Emerging Growth Company” and “— Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 3 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 25, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering.

Neither we nor the selling securityholders have authorized anyone to provide any information or to make any representations other than those contained in this prospectus, any accompanying prospectus supplement we have prepared or authorized. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Class A Common Stock offered hereby and only under circumstances and in jurisdictions where it is lawful to do so. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus or any applicable prospectus supplement we have prepared or authorized. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement or any documents we incorporate herein or therein by reference is accurate only as of the date on the front of those documents, regardless of the time of delivery of this prospectus or any applicable prospectus supplement, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Falcon’s” refer to Falcon’s Beyond Global, Inc. and its subsidiaries. References to “FBD” refer to the Company’s Falcon’s Beyond Destinations division; references to “FCG” refer to the Company’s Falcon’s Creative Group division; and references to “FBB” refer to the Company’s Falcon’s Beyond Brands division. References to Falcon’s Opco refer to Falcon’s Beyond Global, LLC.

INDUSTRY AND MARKET DATA

This prospectus contains, and any amendment or any prospectus supplement may contain, industry and market data which have been obtained from industry publications, market research and other publicly available information. Such information is supplemented, where necessary, with the Company’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of the Company’s management where information is not publicly available. This information appears in the sections entitled, among others, “Business – Market and Industry Overview” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While the Company compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, the Company did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this prospectus is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgments by both the researchers and the respondents, including judgments about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

The Company does not intend or assume any obligation to update industry or market data set forth in this prospectus. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus and estimates based on any data therein may not be reliable indicators of future market performance or the Company’s future results of operations.

TRADEMARKS

This prospectus contains, and any amendment or any prospectus supplement may contain, references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable owner or licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

INFORMATION INCORPORATED BY REFERENCE

This registration statement incorporates by reference important business and financial information about the Company that is not included in or delivered with this document. The information incorporated by reference is considered to be part of this prospectus, and the SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. Any information referenced in this way is considered part of this prospectus. Any subsequent information filed with the SEC will automatically be deemed to update and supersede the information in this prospectus and in our other filings with the SEC. We incorporate by reference:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 3, 2025, as amended on April 30, 2025 (our “Annual Report”);

●	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 15, 2025;

●	our Current Reports on Form 8-K filed with the SEC on April 22, 2025, April 29, 2025, May 23, 2025, and June 4, 2025; and

●	the description of our Class A common stock contained in our Registration Statement on Form 8-A filed with the SEC on October 5, 2023 (File No. 001-41833), pursuant to Section 12(b) of the Exchange Act, as updated by Exhibit 4.4 to our Annual Report, as may be further amended by any amendments or reports filed for the purposes of updating this description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

We also incorporate by reference into this prospectus any further filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than portions deemed to have been “furnished” and not filed with the SEC, including those made pursuant to Item 2.02 or Item 7.01 of Form 8-K or other information), including all filings filed after the date hereof and prior to the completion of the offering of all securities under this prospectus.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at www.sec.gov. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number: 1768 Park Center Drive, Orlando, FL 32835, (407) 909-9350.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at https://falconsbeyond/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

v

FREQUENTLY USED TERMS

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“A&R Operating Agreement” are to the Amended and Restated Operating Agreement of Falcon’s Beyond Global, LLC;

“Class A Common Stock” are to the shares of Class A common stock, par value $0.0001 per share, which are economic and voting equity interests in the Company;

“Class B Common Stock” are to the shares of Class B common stock, par value $0.0001 per share, which are non-economic voting equity interests in the Company;

“Board” are to the Board of Directors of Falcon’s Beyond Global, Inc.;

“Common Share Price” are to the share price equal to the volume weighted average closing sale price of one share of Class A Common Stock as reported on NYSE (including NYSE American) or Nasdaq (including Nasdaq Capital Market) (or the exchange on which the shares of Class A Common Stock are then listed) for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination, as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Class A Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Class A Common Stock, as determined by the Board (or a committee thereof) in good faith;

“Common Stock” are to the Class A Common Stock and Class B Common Stock;

“Company” are to Falcon’s Beyond Global, Inc.;

“DGCL” are to the Delaware General Corporation Law, as may be amended from time to time;

“Earnout Escrow Agreement” are to Escrow Agreement, dated as of October 6, 2023, by and among the Company, Falcon’s Opco, the persons receiving Earnout Shares and Earnout Units and Continental Stock Transfer & Trust Company, as escrow agent;

“Earnout Period” are to the five-year period beginning on October 6, 2024 and 11:59 p.m. New York City time on October 6, 2029;

“Earnout Shares” are to, collectively, the shares of Class B Common Stock and shares of Class A Common Stock, in each case that were deposited into escrow on October 6, 2023 and may be earned, released and delivered upon satisfaction of certain milestones related to the Common Share Price during the Earnout Period, excluding such forfeited shares that were originally issued and to be earned based on the achievement of EBITDA and revenue targets;

“Earnout Units” are to the Falcon’s Opco Units that were deposited into escrow on October 6, 2023 and may be earned, released and delivered upon satisfaction of certain milestones related to the Common Share Price, as applicable, during the Earnout Period, excluding such forfeited units that were originally issued and to be earned based on the achievement of EBITDA and revenue targets;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Falcon’s Opco” are to Falcon’s Beyond Global, LLC, a Delaware limited liability company;

“Falcon’s Opco Unit” are to any limited liability company interests in Falcon’s Opco;

“SEC” are to the U.S. Securities and Exchange Commission;

“Securities Act” are to the Securities Act of 1933, as amended;

“Stock Dividend” are to the stock dividend of 0.2 shares of Class A Common Stock per share distributed on December 17, 2024 to the holders of Class A Common Stock of record as of December 10, 2024, and the related stock dividend of 0.2 shares of Class B Common Stock per share distributed on December 17, 2024 to the holders of Class B Common Stock of record as of December 10, 2024; and

“Warrants” are to the Company’s warrants exchangeable for 0.25 shares of Class A Common Stock on October 6, 2028.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this in this prospectus, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the risks below, which also serves as a summary of the principal risks of an investment in our securities:

●	We may not be able to sustain our growth, effectively manage our anticipated future growth, implement our business strategies or achieve the results we anticipate.

●	The impairments of our intangible assets and equity method investment in our joint ventures, have materially and adversely impacted our business and results of operations and may do so again in the future.

●	Our current liquidity resources raise substantial doubt about our ability to continue as a going concern and holders of our securities could suffer a total loss of their investment.

●	We will require additional capital, which additional financing may result in restrictions on our operations or substantial dilution to our stockholders, to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

●	Our FBD business is in transition, and the repositioning and rebranding of FBD projects will be subject to timing, budgeting and other risks which could have a material adverse effect on us. In addition, the ongoing need for capital expenditures to develop our FBD business could have a material adverse effect on us, including our financial condition, liquidity and results of operations.

●	Our growth plans in FCG may take longer than anticipated or may not be successful.

●	Our ability to execute on our strategy and business model is dependent on the quality of our services, and our failure to offer high quality services could have a material adverse effect on its sales and results of operations.

●	A significant portion of FCG’s and our revenue is derived from one large client of FCG and any loss of, or decrease in services to, that client could harm FCG’s and our results of operations.

●	Following the completion of the Strategic Investment, the Company, Falcon’s Opco and Falcon’s Creative Group, LLC are subject to contractual restrictions that may affect our ability to access the public markets and expand our business.

●	The significance of our operations and partnerships outside of the United States makes us susceptible to the risks of doing business internationally, which could lower our revenues, increase our costs, reduce our profits, disrupt our business, or damage our reputation.

●	We are exposed to risks related to operating in the Kingdom of Saudi Arabia.

●	Our indebtedness and liabilities could limit the cash flow available for our operations, which may adversely affect our financial condition and future financial results. The principal, premium, if any, and interest payment obligations of such debt may restrict our future operations and impair our ability to invest in our businesses.

●	We have entered and expect to continue to enter into joint venture, strategic collaborations, teaming and other business arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have a material adverse effect on our business and results of operations.

●	In certain jurisdictions into which we are currently contemplating expanding, we will rely on strategic relationships with local partners in order to be able to offer and market our products and services. If we cannot establish and maintain these relationships, our business, financial condition and results of operations could be adversely affected.

●	We are dependent on the continued contributions of our senior management and other key employees, and the loss of any of whom could adversely affect our business, operating results, and financial condition.

●	If we are unable to hire, retain, train and motivate qualified personnel and senior management for our businesses and deploy our personnel and resources to meet customer demand around the world, our business could suffer.

●	Failures in, material damage to, or interruptions in our information technology systems, software or websites, and difficulties in updating our systems or software or implementing new systems or software could adversely affect our businesses or operations.

●	Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of services or theft of our assets.

●	Theft of our intellectual property, including unauthorized exhibition of our content, may decrease our licensing, franchising and programming revenue which may adversely affect our business and profitability.

●	We are a holding company and our only material assets are our interests in Falcon’s Opco, and our other equity method investments. Accordingly, we are generally dependent upon distributions from Falcon’s Opco and our other equity method investments to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

●	We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, if management identifies additional material weaknesses in the future or if we otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired.

●	There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

●	The Demerau family controls over 65% of our voting power and is able to exert significant influence over stockholder decisions because of its share ownership.

●	Cecil D. Magpuri, our Chief Executive Officer, controls over twenty percent of our voting power and is able to exert significant influence over the direction of our business.

●	We may not be able to realize the anticipated benefits of the acquisition of Oceaneering Engineering Services (“OES”).

●	We may not be able to mitigate the risks related to legacy OES products and our ability to service such products.

●	The risk that the OES acquisition, integration of the OES personnel we hired, and efforts to grow Falcon’s Attractions disrupts our other operations.

●	We may not be able to grow current and future potential customer relationships for OES products.

●	Risks relating to the sale of the Sol Tenerife Hotel, including post-closing adjustments to the purchase price, the calculation of the Company’s portion of the purchase price, and the timing of the Company’s receipt of its portion of the purchase price.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as updated by our future filings, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read (i) this entire prospectus, including the sections of this prospectus entitled “Risk Factors”, “Cautionary Statement Regarding Forward-Looking Statements”, (ii) the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference herein (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other documents that we file with the SEC, which are incorporated herein by reference as described under the heading “Where You Can Find Additional Information”), (iii) our consolidated financial statements and the related notes incorporated by reference in this prospectus and (iv) all other information included or incorporated by reference in this prospectus.

Overview of the Company

The Company operates at the intersection of three potential high-growth business opportunities: content, technology, and experiences. We create immersive entertainment experiences by designing theme parks, developing engaging content, and bringing brands to life through innovative storytelling and technology. We aim to engage, inspire, and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. The Company has three business divisions, which are conducted through four operating segments: Falcon’s Creative Group, Producciones de Parques, S.L., Destinations Operations, and Falcon’s Beyond Brands.

Our business divisions complement each other as we pursue our growth strategy: (i) the Company’s FCG division creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software; (ii) the Company’s FBD division, consisting of Producciones de Parques, S.L. (“PDP”), a joint venture between Falcon’s and the Meliá Hotels International, S.A. (“Meliá”), and Destinations Operations, develops a diverse range of entertainment experiences using both Falcon’s owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail; and (iii) the Company’s FBB division endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming, as well as ride and technology sales.

Corporate Information

We were incorporated as a Delaware corporation on July 8, 2022. We are a holding company and our only material assets are the Falcon’s Opco Units we hold in Falcon’s Opco, and our other equity method investments.

Our principal executive office is located at 1768 Park Center Drive, Orlando, FL 32835. Our telephone number is (407) 909-9350. Our website address is https://falconsbeyond.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeds $100 million during such completed fiscal year and the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

THE OFFERING

Issuer	Falcon’s Beyond Global, Inc.

Class A Common Stock offered by the selling securityholders	Up to 109,823,517

Shares of Class A Common Stock outstanding prior to this offering	37,231,505

Shares of Class B Common Stock outstanding prior to this offering	83,824,187

Shares of Class A Common Stock outstanding assuming surrender of Class B Common Stock	121,055,692

Terms of the Offering	The selling securityholders will determine when and how they will dispose of any shares of Class A Common Stock registered under this prospectus for resale.

Use of proceeds	We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling securityholders pursuant to this prospectus.

Risk factors	You should carefully read the “Risk Factors” beginning on page 3 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock.

Nasdaq symbol for our Class A Common Stock	“FBYD”

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, you should carefully consider the specific risks set forth below, the risks incorporated herein by reference to our Annual Report, our subsequent Quarterly Reports, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and the other information contained in any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. For more information, see “Information Incorporated by Reference” and “Where You can Find More Information”.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock to fall.

The selling securityholders can sell up to 109,823,517 shares of Class A Common Stock under this prospectus, constituting approximately 295.0% of our 37,231,505 shares of Class A Common Stock outstanding as of June 16, 2025, or approximately 90.7% of the 121,055,692 shares of Common Stock outstanding as of June 16, 2025, which includes (i) 24,196,868 shares of Class A Common Stock issued to Infinite Acquisitions upon redemption of Falcon’s Opco Units issued to the members of Falcon’s Opco at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (ii)  up to 5,118,439 shares of Class A Common Stock issuable upon the redemption of 5,118,439 Falcon’s Opco Units issued to Infinite Acquisitions at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (iii) up to 14,694,562 shares of Class A Common Stock issuable upon the redemption of 14,694,562 Falcon’s Opco Units issued to CilMar at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (iv) up to 14,694,562 shares of Class A Common Stock issuable upon the redemption of 14,694,562 Falcon’s Opco Units issued to Katmandu Ventures at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (v) 2,095,087 shares of Class A Common Stock transferred by Sponsor to Katmandu Ventures in exchange for the assignment to Sponsor of $6,316,977 in indebtedness due to Katmandu Ventures by the Company, (vi) 39,000,000 shares of Class A Common Stock issuable upon the redemption of 39,000,000 Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions, Katmandu Ventures, and CilMar in connection with the Business Combination as Earnout Units and Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested), if such Earnout Units and Earnout Shares vest and are released from escrow in accordance with the terms of the Earnout Escrow Agreement, (vii) 8,775,000 shares of Class A Common Stock issuable upon the redemption of 8,775,000 Falcon’s Opco Units and the cancelation of an equal number of shares of Class B Common Stock, reflecting vested Earnout Shares released to Infinite Acquisitions, Katmandu Ventures, and CilMar pursuant to the terms of the Earnout Escrow Agreement, (viii) 1,000,000 shares of Class A Common Stock issued to Sponsor and Infinite Acquisitions in connection with the Business Combination as Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested), if such Earnout Shares vest and are released from escrow in accordance with the terms of the Earnout Escrow Agreement, (ix) 225,000 vested Earnout Shares released to the Sponsor and Infinite Acquisitions following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, and (x) 24,000 shares of Class A Common Stock held by Meteora, which were transferred by the Sponsor to Meteora as consideration for services provided in the Business Combination.

Our public securityholders may have paid significantly more than the selling security holders for any Class A Common Stock they may have purchased in the open market based on variable market price. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. See the sections of this prospectus entitled “Information Related to the Offered Securities” and “— Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return” for additional information on the potential profits the selling securityholders may experience.

Sales, or the perception of sales, of our Class A Common Stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of shares Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of the Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement and the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale. As restrictions on resale end, the market price of shares of Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under the Falcon’s Beyond Global, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”) will become eligible for sale in the public market once those shares are issued, subject to vesting and the expiration of lock-up periods that may be applicable. The Company initially reserved 7,294,756 shares of its Class A Common Stock for the issuance of awards under the 2023 Incentive Plan. The number of shares reserved for issuance under the 2023 Incentive Plan increases automatically on January 1 of each of 2024 through 2033 by the number of shares equal to the lesser of (i) 2.0% of the total number of outstanding shares (rounded down to the nearest whole share) of Class A Common Stock as of the immediately preceding December 31, or (ii) a number as may be determined by the Board.

On December 11, 2023, we filed a Form S-8 under the Securities Act to register shares of our Class A Common Stock or securities convertible into or exchangeable for shares of our Class A Common Stock issued pursuant to our equity incentive plans. Such Form S-8 registration statements automatically became effective upon filing. Accordingly, the shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 registered 7,294,756 shares of Class A Common Stock. Shares of Class A Common Stock underlying awards issued pursuant to our incentive plans may be sold by the holders thereof once such awards vest. No such awards have vested as of the date of this prospectus.

Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain stockholders of the Company, including certain of the selling securityholders, acquired, or may acquire, shares of our Class A Common Stock at prices below the current trading price of our Class A Common Stock and may experience a positive rate of return based on the current trading price.

This prospectus relates to the offer and resale from time to time by the selling securityholders of up to 109,823,517 shares of Class A Common Stock. Depending on the price, the public securityholders may have paid significantly more than the selling securityholders for any shares of Class A Common Stock they may have purchased in the open market based on variable market price.

For a description of the potential profits that the Sponsor and the other selling securityholders may experience, see the section of this prospectus entitled “Information Related to the Offered Securities.” Public stockholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the selling securityholders purchased their securities.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

INFORMATION RELATED TO THE OFFERED SECURITIES

This prospectus relates to the offer and resale from time to time by the selling securityholders of up to 109,823,517 shares of Class A Common Stock under this prospectus, constituting approximately 295.0% of our 37,231,505 shares of Class A Common Stock outstanding as of June 16, 2025, or approximately 90.7% of the 121,055,692 shares of Common Stock outstanding as of June 16, 2025.

The following table includes information relating to the securities held by the selling securityholders, including the price each selling securityholder paid for the securities, the potential profit relating to such securities and any applicable lock-up restrictions. The following table is derived in part from our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. As set forth in the table below, some of the selling security holders may realize a positive rate of return on the sale of the securities covered by this prospectus even if the market price per share of our Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

All share numbers reflect the Stock Dividend and take into account sales, distributions, and transfers that occurred prior to the date of this prospectus.

Selling Securityholder	Number of Securities Offered		Effective Purchase Price per Offered Security	Potential Profit (Loss) Per Offered Security(1)	Potential Aggregate Gross Profit (Loss)	Lock-Up Restrictions
FAST Sponsor II LLC
Vested Class A Earnout Shares	135,000	(2)	$10.00	$(4.73)	$(638,550.00)	—
Class A Earnout Shares Subject to Vesting	600,000	(3)	$10.00	$(4.73)	$(2,838,000.00)		(18)
Infinite Acquisitions Partners LLC(20)
Class A Common Stock	24,196,868	(4)	$0.35	$4.92	$119,048,590.56
Vested Class A Earnout Shares	90,000	(5)	$10.00	$(4.73)	$(425,700.00)	—
Class A Earnout Shares Subject to Vesting	400,000	(6)	$10.00	$(4.73)	$(1,892,000.00)		(18)
Class A Common Stock underlying Falcon’s Opco Units	5,118,439	(7)	$0.35	$4.92	$25,182,719.88	—
Class A Common Stock underlying Vested Earnout Units	6,031,930	(8)	$10.00	$(4.73)	$(28,531,028.90)	—
Class A Common Stock underlying Earnout Units Subject to Vesting	13,000,000	(9)	$10.00	$(4.73)	$(61,490,000.00)		(18)
CilMar Ventures LLC
Class A Common Stock underlying Falcon’s Opco Units	14,694,562	(10)	$0.35	$4.92	$72,297,245.04	—
Class A Common Stock underlying Vested Earnout	1,371,535	(11)	$10.00	$(4.73)	$(6,487,360.55)	—
Class A Common Stock underlying Earnout Units Subject to Vesting	13,000,000	(12)	$10.00	$(4.73)	$(61,490,000.00)		(18)
Katmandu Ventures LLC
Class A Common Stock underlying Falcon’s Opco Units	14,694,562	(13)	$0.35	$4.92	$72,297,245.04	—
Class A Common Stock underlying Vested Earnout Units	1,371,535	(14)	$10.00	$(4.73)	$(6,487,360.55)	—
Class A Common Stock underlying Earnout Units Subject to Vesting	13,000,000	(15)	$10.00	$(4.73)	$(61,490,000.00)		(18)
Class A Common Stock	2,095,087	(16)	$3.62	1.65	$3,456,893.55		(19)
Meteora Strategic Capital LLC
Class A Common Stock	24,000	(17)	—	$5.27	$126,480.00		(19)

(1)	Notwithstanding any restrictions on the transferability of the shares of our Class A Common Stock, the potential vesting of any Earnout Shares and/or Earnout Units, as applicable, or the shares of our Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and simultaneous cancellation of shares of Class B Common Stock, the potential profit per security offered and potential aggregate gross profit are calculated assuming that all such shares of Class A Common Stock were sold at a price of $5.27 per share, which was the closing price of our Class A Common Stock on June 16, 2025. The trading price of our Class A Common Stock may be different at the time a selling securityholder decides to sell its securities.

(2)	Represents the number of Earnout Shares issued to the Sponsor in connection with the Business Combination that have vested and were released from escrow.

(3)	Represents Earnout Shares issued to the Sponsor in connection with the Business Combination which remain subject to vesting and are held in escrow.

(4)	Represents shares of Class A Common Stock that were issued upon the redemption of Falcon’s Opco Units and simultaneous cancellation of shares of Class B Common Stock, after taking into account sales, distributions, and transfers that occurred prior to the date of this prospectus.

(5)	Represents the number of Earnout Shares issued to Infinite Acquisitions in connection with the Business Combination that have vested and were released from escrow.

(6)	Represents Earnout Shares issued to Infinite Acquisitions in connection with the Business Combination which remain subject to vesting and are held in escrow.

(7)	Represents the number of shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units issued to Infinite Acquisitions in the Business Combination and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, after taking into account redemptions and sales, distributions, and transfers that occurred prior to the date of this prospectus.

(8)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions in connection with the Business Combination as Earnout Units and Earnout Shares that have vested and were released from escrow.

(9)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions in connection with the Business Combination as Earnout Units and Earnout Shares which remain subject to vesting and are held in escrow.

(10)	Represents the number of shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company issued to CilMar in the Business Combination.

(11)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to CilMar in connection with the Business Combination as Earnout Units and Earnout Shares that have vested and were released from escrow.

(12)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to CilMar in connection with the Business Combination as Earnout Units and Earnout Shares which remain subject to vesting and are held in escrow.

(13)	Represents the number of shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company issued to Katmandu Ventures in the Business Combination.

(14)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Katmandu Ventures in connection with the Business Combination as Earnout Units and Earnout Shares that have vested and were released from escrow.

(15)	Represents shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Katmandu Ventures in connection with the Business Combination as Earnout Units and Earnout Shares which remain subject to vesting and are held in escrow.

(16)	Represents shares of Class A Common Stock received from the Sponsor in exchange for the assignment to Sponsor of $6,316,977 in indebtedness due to Katmandu Ventures by the Company. 1,230,000 of these shares of Class A Common Stock are subject to a two-year lock-up discussed in more detail in Note 19.

(17)	Represents shares of Class A Common Stock received from the Sponsor after the closing of the Business Combination.

(18)	The Earnout Shares and Earnout Units were deposited into escrow on October 6, 2023 and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. Such Earnout Shares and Earnout Units, as applicable, may not be transferred until the date that is 365 days after the date that such Earnout Shares and Earnout Units, as applicable, are delivered to such holder in accordance with the terms of the stockholders agreement among the Company, Falcon’s Opco and the persons receiving such Earnout Shares and Earnout Units.

(19)	Such shares of Class A Common Stock are subject to a two-year lock-up from October 6, 2023 (subject to early release if the volume weighted average closing sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-consecutive trading day period commencing at least 150 days after October 6, 2023) in accordance with the terms of the Amended and Restated Sponsor Lock-Up Agreement, dated as of January 31, 2023 (the “Sponsor Lock-Up Agreement”), by and between the Sponsor, Company, Falcon’s Opco and FAST Acquisition Corp. II.

(20)	The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of Falcon’s Opco Units and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of Falcon’s Opco Units if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. Also includes up to 8,433,392 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to the Strategic Partners pursuant to the Strategic Partners Redemption Obligations, beginning on December 31, 2023 and for a period of four years thereafter.

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time of up to 109,823,517 shares of Class A Common Stock. The selling securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Class A Common Stock other than through a public sale. As set forth in more detail in the footnotes to this table, such selling securityholders may currently hold shares of our Class A Common Stock, or may receive shares of Class A Common Stock upon the redemption of Falcon’s Opco Units and the simultaneous cancellation of shares of Class B Common Stock held by them, and their shares of Class A Common Stock (or the Class A Common Stock they may receive upon the redemption of Falcon’s Opco Units and simultaneous cancellation of shares of Class B Common Stock) may be held in escrow to vest or be forfeited based upon certain milestones set forth in the Earnout Escrow Agreement.

The following table sets forth, as of the date of this prospectus, the names of the selling securityholders and the number of shares of Class A Common Stock which may be offered by such selling securityholders pursuant to this offering. The voting power percentage is based on 121,055,692 shares of Common Stock issued and outstanding as June 16, 2025, on a fully diluted basis.

	Shares Beneficially Owned Before this Offering			Shares Being Offered(2)	Shares Beneficially Owned After this Offering(2)
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Shares of Class B Common Stock	% of Total Voting Power	Shares of Class A Common Stock	Shares of Class A Common Stock	Voting Power Percentage
FAST Sponsor II LLC(3)	735,000	--	*	735,000	--	--
Infinite Acquisitions Partners LLC(4)	24,686,868	24,150,368	40.3%	48,837,236	--	--
Katmandu Ventures, LLC(5)	2,095,087	29,066,097	25.7%	31,161,184	--	--
CilMar Ventures, LLC, Series A(6)	--	29,066,097	24.0%	29,066,097	--	--
Meteora Strategic Capital, LLC(7)	24,000	--	*	24,000	--	--

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each person is c/o Falcon’s Beyond Global, Inc., 1768 Park Center Drive, Orlando, Florida 32835.

(2)	Assumes that the selling securityholders sell all of the shares of Class A Common Stock registered for resale hereby.

(3)	Includes 600,000 Earnout Shares which are outstanding and held in escrow and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. Sponsor holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Sponsor agreed to vote or cause to be voted all such Earnout Shares held for Sponsor’s benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s Common Stock as a whole are voted for or against, not voted, or abstained on any matter. The Sponsor’s business address is 109 Old Branchville Road, Ridgefield, CT 06877.

(4)	Includes 400,000 Earnout Shares in the form of Class A Common Stock and 13,000,000 Earnout Shares in the form of Class B Common Stock and an equal number of Earnout Units which are outstanding and held in escrow and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. Infinite Acquisitions holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Infinite Acquisitions agreed to vote or cause to be voted all such Earnout Shares held for Infinite Acquisitions’ benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s Common Stock as a whole are voted for or against, not voted, or abstained on any matter. Includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the Founder Series Redemption Obligation and up to 8,433,392 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Strategic Partners pursuant to the Strategic Partners Redemption Obligations, each as described more fully elsewhere in this prospectus. Erudite Cria, Inc. (“Infinite Manager”) is the manager of Infinite Acquisitions and has voting and investment discretion with the respect to the securities held by Infinite Acquisitions. Investment and voting decisions at Infinite Manager with respect to the securities held by Infinite Acquisitions are made by the board of directors of Infinite Manager. The directors of Infinite Manager are: Todd Walters, Lucas Demerau, Nathan Markey, and Cory Demerau. Each director has one vote on all matters presented to the board of Infinite Manager, except that the chairman of the board of directors, Lucas Demerau, has two votes on all matters presented to the board of Infinite Manager. Lucas Demerau, Nathan Markey, and Cory Demerau are the

(5)	Includes 13,000,000 Earnout Shares in the form of Class B Common Stock and an equal number of Earnout Units which are outstanding and held in escrow and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. Katmandu Ventures holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Katmandu Ventures agreed to vote or cause to be voted all such Earnout Shares held for Katmandu Ventures’ benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s common stock as a whole are voted for or against, not voted, or abstained on any matter. Jill K. Markey is the manager of Katmandu Ventures and has sole voting and investment discretion with respect to the securities held by Katmandu Ventures. Ms. Markey is the adult stepdaughter of the Company’s Executive Chairman, Scott Demerau. Her voting and investment decisions are not directly or indirectly influenced by Scott Demerau or Julia Demerau and there are no voting agreements among them with respect to the Company’s Common Stock. The address of Katmandu Ventures is 3420 Pump Road #140, Henrico, Virginia 23233.

(6)	Includes 13,000,000 Earnout Shares in the form of Class B Common Stock and an equal number of Earnout Units which are outstanding and held in escrow and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. CilMar holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which CilMar agreed to vote or cause to be voted all such Earnout Shares held for CilMar’s benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s Common Stock as a whole are voted for or against, not voted, or abstained on any matter. Kaiao Kollective, LLC (“Kaiao Kollective”) is the manager of CilMar. Cecil De Los Reyes Magpuri and Marty Mathers Magpuri are the managers of Kaiao Kollective. Mr. and Mrs. Magpuri are married. Consequently, for purposes of SEC rules, Mr. and Mrs. Magpuri may be deemed to have controlling voting and dispositive power over the shares held directly by CilMar. The address of CilMar, Kaiao Kollective, and Mr. and Mrs. Magpuri is 11515 Waterstone Loop Drive, Windermere, FL 34786.

(7)	The address of the Meteora Strategic Capital LLC is 1200 North Federal Highway, Suite 200, Boca Raton, FL 33432.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Class A Common Stock.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the selling securityholders, see “Certain Relationships and Related Person Transactions” of our Annual Report, which is incorporated herein by reference.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market, or trading facility on which shares of our Class A Common Stock, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	one or more underwritten offerings;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	distributions to their members, partners, or stockholders;

●	short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

●	directly to one or more purchasers;

●	through agents;

●	broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of our Class A Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the Registration Rights Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Class A Common Stock, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A selling securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

SECURITIES ACT RESTRICTIONS ON RESALE OF OUR SECURITIES

Future sales of our Class A Common Stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time to time. As described below, only a limited number of shares will be available for sale shortly after this offering due to our “Up-C” structure and other contractual and legal restrictions on resale. Nevertheless, sales of our Class A Common Stock in the public market after such restrictions lapse, or the perception that those sales may occur, could adversely affect the prevailing market price at such time and our ability to raise equity capital in the future.

Prior to this offering by the selling securityholders, an aggregate of approximately 5,781,409 shares of Class A Common Stock are held by public stockholders and are freely tradable without restriction or further registration under the Securities Act by persons other than our “affiliates” as of June 16, 2025. As of June 16, 2025, an additional approximately 27,816,955 shares of Class A Common Stock are held by our “affiliates” and 2,507,981 shares of Class A Common Stock are “restricted securities” held by non-affiliates. Securities held by “affiliates” and “restricted securities,” each as defined in Rule 144 under the Securities Act (“Rule 144”), may not be sold absent registration under the Securities Act or compliance with Rule 144 thereunder or in reliance on another exemption from registration. However, as a result of the Registration Rights Agreement, all or a portion of these shares held by affiliates may be eligible or future sale without restriction.

Subject to certain limitations and exceptions, pursuant to the terms of the A&R Operating Agreement, holders of Falcon’s Opco Units may exchange such units (together with a corresponding number of shares of Class B Common Stock) for shares of our Class A Common Stock on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends, and reclassifications. As of June 16, 2025, there are 44,814,187 Falcon’s Opco Units and an equal number of shares of Class B Common Stock issued and outstanding (not including 39,000,000 Falcon’s Opco Units and shares of Class B Common Stock subject to earnout, which are discussed below), all of which are exchangeable for shares of our Class A Common Stock from time to time pursuant to the terms of the A&R Operating Agreement. Any shares of Class A Common Stock we issue upon exchange of Falcon’s Opco Units and Class B Common Stock will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. However, as a result of the Registration Rights Agreement, all or a portion of these shares may be eligible for future sale without restriction.

There are an additional 1,000,000 shares of Class A Common Stock and 39,000,000 Falcon’s Opco Units and an equal number of shares of Class B Common Stock issued but held in escrow are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the Common Share Price of Class A Common Stock during the Earnout Period pursuant to the terms of the Earnout Escrow Agreement. If such shares vest, they will be subject to a one-year lock-up pursuant to the terms of the Stockholders Agreement. Following the expiration of such lockup, such shares will be “restricted securities” as defined in Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemptions contained in Rule 144. However, as a result of the Registration Rights Agreement, all or a portion of these shares may be eligible for future sale without restriction.

We also have a total of 5,177,890 Warrants outstanding. As described elsewhere in this prospectus, the Warrant Agreement governing such Warrants was amended effective as of January 14, 2025. The Warrants are no longer exercisable and have no further rights except to receive shares of Class A Common Stock at the Exchange Ratio on the Exchange Date.

Rule 144

Pursuant to Rule 144, a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

●	1% of the total number of shares of Common Stock or Warrants then outstanding, as applicable; or

●	the average weekly reported trading volume of the Common Stock or Warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

●	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

FAST Acquisition Corp. II was a shell company. As a result of the consummation of the Business Combination, we are no longer a shell company. Additionally, certain of the conditions set forth in the exceptions listed above are satisfied as a result of the passage of time and our timely filing of all Exchange Act reports. Accordingly, Rule 144 is available for the resale of the above noted restricted securities so long as we continue to file required Exchange Act reports and materials on a timely basis.

LEGAL MATTERS

The validity of the securities offered hereby has been passed upon for us by White & Case LLP.

EXPERTS

The financial statements of Falcon’s Beyond Global, Inc. as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Falcon’s Creative Group, LLC as of December 31, 2024 and 2023, and for the years then ended, incorporated by reference in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Falcon’s Beyond Global, Inc.

Prospectus dated June 25, 2025